UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 19, 2007

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2135 West Maple Road, Troy, Michigan	48084-7186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

As discussed in Item 1A. “Risk Factors” in the Annual Report on Form 10-K of ArvinMeritor, Inc. (“ArvinMeritor”) for the fiscal year ended October 1, 2006 (“Form 10-K”), ArvinMeritor’s corporate credit rating at Moody’s Investors Service was Ba2 and Standard & Poor’s was BB at the time the Form 10-K was filed. On January 19, 2007, Moody’s lowered ArvinMeritor’s corporate credit rating to Ba3 from Ba2, and on January 23, 2007, Standard & Poor’s lowered ArvinMeritor’s corporate credit rating to BB- from BB.

As discussed in Note 16 of the Notes to Consolidated Financial Statements and under the heading “Liquidity and Contractual Obligations” in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K, ArvinMeritor has a $980 million revolving credit facility maturing in 2011. Borrowings under this facility are subject to interest based on quoted LIBOR rates plus a margin, and a commitment fee, all of which are based on ArvinMeritor’s credit ratings. As a result of the current ratings, the applicable margin over the LIBOR rate increased to 175 basis points from 150 basis points, and the commitment fee increased to 37.5 basis points from 30 basis points. At December 31, 2006, ArvinMeritor had no borrowings outstanding under this facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

Date: January 24, 2007	By:	/s/	Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel